Financial Supplement Fourth Quarter 2021 Exhibit 99.2

Disclaimers 02 This supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding our intent, belief or expectations, including, but not limited to, statements regarding future financial and financing plans, business and acquisition strategies, growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, and the performance of our operators and their respective facilities. Words such as “anticipate,” “believe,” “could,” "expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward- looking statements, though not all forward-looking statements contain these identifying words. Our forward- looking statements are based on our current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and we can give no assurance that our expectations will be attained. Factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the COVID-19 pandemic, including the risk of additional surges of COVID-19 infections due to the rate of public acceptance and efficacy of COVID-19 vaccines or to new and more contagious and/or vaccine resistant variants, and the measures taken to prevent the spread of COVID-19 and the related impact on our business or the businesses of our tenants; (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple- net leases we have entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (iv) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (v) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities, and the ability to acquire and lease the respective properties to such tenants on favorable terms; (vi) the ability to generate sufficient cash flows to service our outstanding indebtedness; (vii) access to debt and equity capital markets; (viii) fluctuating interest rates; (ix) the ability to retain our key management personnel; (x) the ability to maintain our status as a real estate investment trust (“REIT”); (xi) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiii) any additional factors included in our Annual Report on Form 10-K for the year ended December 31, 2021, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (the "SEC"). This supplement contains certain non-GAAP financial information relating to CareTrust REIT including EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD, Normalized FAD, and certain related ratios. Explanatory footnotes and a glossary explaining this non-GAAP information are included in this supplement. Reconciliations of these non-GAAP measures are also included in this supplement or on our website. See “Financials and Filings – Quarterly Results” on the Investors section of our website at investor.caretrustreit.com. Non-GAAP financial information does not represent financial performance under GAAP and should not be considered in isolation, as a measure of liquidity, as an alternative to net income, or as an indicator of any other performance measure determined in accordance with GAAP. You should not rely on non-GAAP financial information as a substitute for GAAP financial information, and should recognize that non-GAAP information presented herein may not compare to similarly-termed non-GAAP information of other companies (i.e., because they do not use the same definitions for determining any such non- GAAP information). This supplement also includes certain information regarding operators of our properties (such as EBITDARM Coverage, EBITDAR Coverage, and Occupancy), most of which are not subject to audit or SEC reporting requirements. The operator information provided in this supplement has been provided by the operators. We have not independently verified this information, but have no reason to believe that such information is inaccurate in any material respect. We are providing this information for informational purposes only. The Ensign Group, Inc. ("Ensign"), The Pennant Group, Inc. ("Pennant") and Assisted 4 Living, Inc., the parent company of Trillium Healthcare Group ("Trillium"), are subject to the registration and reporting requirements of the SEC and are required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. Ensign’s and Pennant's financial statements, as filed with the SEC, can be found at the SEC's website at www.sec.gov. This supplement provides information about our financial results as of and for the quarter and year ended December 31, 2021 and is provided as of the date hereof, unless specifically stated otherwise. We expressly disclaim any obligation to update or revise any information in this supplement (including forward-looking statements), whether to reflect any change in our expectations, any change in events, conditions or circumstances, or otherwise. As used in this supplement, unless the context requires otherwise, references to “CTRE,” “CareTrust,” “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.

Table of Contents CONTACT INFORMATION 03 CareTrust REIT, Inc. 905 Calle Amanecer, Suite 300 San Clemente, CA 92673 (949) 542-3130 ir@caretrustreit.com www.CareTrustReit.com Transfer Agent Broadridge Corporate Issuer Solutions P.O. Box 1342 Brentwood, NY 11717 (800) 733-1121 shareholder@broadridge.com Camarillo Senior Living (Camarillo, CA) COMPANY PROFILE 04 CARETRUST SNAPSHOT 05 INVESTMENTS 06 PORTFOLIO OVERVIEW 07-13 Top 10 Tenants Lease Coverage Portfolio Performance Rent Diversification by Tenant Geographic Diversification Rent Diversification by State Lease Maturities Tenant Purchase Options FINANCIAL OVERVIEW 14-21 Consolidated Income Statements Reconciliation of EBITDA, FFO and FAD Consolidated Balance Sheets Key Debt Metrics Debt Summary Equity Capital Transactions Other Financial Highlights GLOSSARY 22-23

Company Profile MANAGEMENT Dave Sedgwick – President & Chief Executive Officer Bill Wagner - Chief Financial Officer Mark Lamb - Chief Investment Officer CareTrust REIT is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of seniors housing and healthcare- related properties. CareTrust REIT generates revenues primarily by leasing properties to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare- related businesses. Since its debut as a standalone public company on June 1, 2014, and as of December 31, 2021, CareTrust REIT has expanded its tenant roster to 22 operators, and has grown its real estate portfolio to 226 net-leased healthcare properties across 28 states, consisting of 23,530 operating beds/ units, excluding one property held for sale. As of December 31, 2021, CareTrust REIT also had one mezzanine loan receivable. BOARD OF DIRECTORS Greg Stapley - Chairman Diana Laing - Lead Independent Director Jon Kline Allen Barbieri Spencer Plumb ANALYST COVERAGE* Baird – David Rogers | (216) 737-7341 Barclays - Steve Valiquette | (212) 526-5496 Berenberg - Connor Siversky | (646) 949-9037 BMO Capital Markets - Juan Sanabria | (312) 845-4074 CapitalOne Securities - Dan Bernstein | (571) 835-7202 Credit Suisse - Tayo Okusanya | (212) 325-1402 KeyBanc Capital Markets - Jordan Sadler | (917) 318-2280 Raymond James - Jonathan Hughes | (727) 567-2438 RBC Capital Markets - Michael Carroll | (440) 715-2649 Stifel - Steve Manaker | (212) 271-3716 * This information is provided as of February 15, 2022. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of CareTrust. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of CareTrust or our management. CareTrust does not by our reference or distribution of the information above imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us. 04

CARETRUST REIT, INC. NASDAQ: CTRE Market Data (as of December 31, 2021) ◦ Closing Price: $22.83 ◦ 52 Week Range: $24.89 – $19.45 ◦ Market Cap: $2,219M ◦ Enterprise Value: $2,879M ◦ Outstanding Shares: 97.188M Credit Ratings ◦ Corporate Rating: BB (stable) ◦ Senior Unsecured Notes: BB+ ◦ Corporate Rating: BB+ (stable) ◦ Senior Unsecured Notes: BB+ FitchS&P ◦ Corporate Rating: Ba2 (stable) ◦ Senior Unsecured Notes: Ba2 Moody’s $1,970.9M INVESTMENTS 224 PROPERTIES 23,432 OPERATING BEDS/UNITS 22 OPERATORS 27 STATES Note: Portfolio amounts are as of December 31, 2021 and exclude our one mezzanine loan receivable. Additionally, excludes one property held for sale as of December 31, 2021 and two assisted living facilities under a short-term master lease as of December 31, 2021. Snapshot 05

Investments (dollars in thousands)

Date	Operator	Property Type	Location	Facilities		Initial Investment[1]	Operating Beds/Units[2]		Initial Rent[3]		Initial Yield[4]
6/1/2014	The Ensign Group	ALF, SNF, Campus	Various	94	$	501,673	10,053	$	56,000		N/A
2014 Investments				6		33,609	157		3,076		9.2 %
2015 Investments				20		233,028	1,840		22,263		9.6 %
2016 Investments				35		288,023	2,800		26,084		9.1 %
2017 Investments				36		309,805	3,324		28,000		9.0 %
2018 Investments				12		111,950	1,103		9,955		8.9 %
2019 Investments				27		340,884	3,348		30,168		8.8 %
2020 Investments				17		105,267	961		9,398		8.9 %
3/1/2021	Aspen Skilled Healthcare, Bayshire Senior Communities	Campus	CA	4		126,058	640		8,604	[5]	6.8 %
3/8/2021	Covenant Care	SNF	CA	1		15,800	145		1,492		9.4 %
4/30/2021	Bayshire Senior Communities	SNF	CA	1		9,807	123		803	[6]	8.2 %
8/1/2021	The Ensign Group	SNF	TX	2		32,516	241		2,204		8.0 % [7]
12/17/2021	Noble Senior Services	ALF	NJ	2		12,395	98		—	[8]	— % [8]
2021 Investments				10		196,576	1,247		13,103		7.3 %
2/1/2022	Eduro Healthcare, LLC	SNF	TX	1		8,860	126		815		9.2 %
2022 Investments				1		8,860	126		815		9.2 %
Total Post Spin-off Investments[9]				164		1,628,002	14,906		142,862		8.9 %
Total Investments[9]				258	$	2,129,675	24,959	$	198,862		

Notes:

[1] Initial Investment for pre-spin properties represents Ensign's and Pennant's gross book value. Initial Investment for post-spin properties represents CareTrust REIT's purchase price and transaction costs and includes commitments for capital expenditures that are not rent producing.

[2] Initial Operating Beds/Units as of the acquisition date.

[3] Initial Rent represents the annualized acquisition-date cash rent, deferred interest income on any preferred equity investments and interest income on any mortgage loans receivable and mezzanine loans. Initial Rent excludes ground lease income.

[4] Initial Yield represents Initial Rent divided by Initial Investment and excludes properties not under a long-term master lease.

[5] Initial Rent represents the first twelve months of rent upon commencement of the Company's long-term net leases, which occurred upon the tenants' receipt of licensing approval.

[6] Initial Rent includes fixed escalators in the first twelve months.

[7] Reflects the upfront $5.0 million rent reduction payment made at closing, resulting in a first-year cash-on-cash yield to CareTrust REIT of approximately 8.0%.

[8] The two assisted living facilities are under a short-term master lease as of December 31, 2021.

[9] All amounts, except as otherwise indicated, include any preferred equity investments, mortgage loans receivable and mezzanine loans receivable.

06

Top 10 Tenants Lease Coverage

	Twelve Months Ended March 31, 2020 Pre COVID-19		Twelve Months Ended September 30, 2021 Excludes Use of HHS Funds[3]		Twelve Months Ended September 30, 2021 Includes Amortized HHS Funds[4]	
	EBITDAR Coverage[1]	EBITDARM Coverage[1]	EBITDAR Coverage[1]	EBITDARM Coverage[1]	EBITDAR Coverage[1]	EBITDARM Coverage[1]
1 The Ensign Group[2]	3.02x	3.79x	3.57x	4.39x	3.57x	4.39x
2 Priority Management Group	1.50x	1.81x	1.40x	1.71x	1.70x	2.03x
3 Cascadia Healthcare	1.59x	2.07x	1.57x	2.04x	2.00x	2.49x
4 Providence Group	1.03x	1.45x	1.10x	1.60x	1.49x	2.00x
5 Noble Senior Services[2][5]	1.03x	1.36x	0.12x	0.34x	0.12x	0.34x
6 Covenant Care	1.37x	1.94x	0.21x	0.72x	0.65x	1.19x
7 Eduro Healthcare, LLC	1.17x	1.65x	1.77x	2.26x	2.21x	2.73x
8 The Pennant Group[2]	1.33x	1.55x	0.93x	1.14x	0.93x	1.14x
9 Bayshire Senior Communities[6]	1.32x	1.60x	0.62x	0.95x	0.68x	1.02x
10 Aspen Skilled Healthcare[7]	N/A	N/A	0.74x	1.00x	0.74x	1.00x
Total Top 10 Tenants	2.10x	2.66x	2.15x	2.71x	2.32x	2.89x
All Other Tenants	1.15x	1.55x	0.97x	1.37x	1.42x	1.84x
Total	1.92x	2.45x	1.93x	2.46x	2.16x	2.70x

Notes:

[1] EBITDAR Coverage and EBITDARM Coverage are based on financial information provided by our tenants. We have not independently verified this information, but have no reason to believe that such information is inaccurate in any material respect. Coverage metrics are based on contractual cash rents in place during the period presented unless a lease has been entered into or amended since the end of the period, in which case the current contractual rent is used.

[2] Ensign and Pennant have announced that they have returned all or a portion of the provider relief funds issued to them by the U.S. Department of Health and Human Services ("HHS") pursuant to the CARES Act in connection with the COVID-19 pandemic ("HHS Relief Funds"). Noble, a seniors housing operator, received no HHS Relief Funds to date.

[3] Coverage metrics in this section exclude all HHS Relief Funds received and retained to date, if any.

[4] Coverage metrics in this section include all known HHS Relief Funds received and retained as reported to us through February 4, 2022, if any, and amortizes the retained HHS Relief Funds ratably over the period of availability based on when the HHS Relief Funds were received in accordance with HHS' current guidelines for using the HHS Relief Funds for allowable purposes. The calculations further assume that (i) none of the HHS Relief Funds retained to date will be returned to HHS, and (ii) no additional HHS Relief Funds will be distributed to providers in the future.

[5] Excludes one property that is classified as held for sale as of December 31, 2021, one property undergoing significant renovations that resulted in a material reduction in occupancy and is pre-stabilized and two facilities under a short-term lease acquired in December 2021.

[6] No coverage metrics were received for the period prior to lease commencement for facilities acquired in March and April 2021.

[7] Not applicable as coverage metrics were not received for the period prior to lease commencement for facilities acquired in March 2021.

See "Glossary" for additional information.

07

Portfolio Performance

(dollars in thousands)

As of December 31, 2021

Asset Type	Facilities	Operating Beds/Units	Investment[1]	% of Total Investment	Rent[2]	% of Total Rent	Current Yield[3]
Skilled Nursing	160	16,614	$ 1,352,608	68.6 %	$ 135,297	70.6 %	10.0 %
Multi-Service Campus	24	3,545	377,591	19.2 %	31,205	16.3 %	8.3 %
Seniors Housing	40	3,273	240,681	12.2 %	25,130	13.1 %	10.4 %
Total Net-Leased Assets[4]	224	23,432	$ 1,970,880	100.0 %	$ 191,632	100.0 %	9.7 %

(dollars in thousands)

As of September 30, 2021

Asset Type	Facilities	Operating Beds/Units	Investment[1]	% of Total Investment	Rent[5]	% of Total Rent	Current Yield[3]
Skilled Nursing	160	16,614	$ 1,351,596	68.6 %	$ 134,139	70.6 %	9.9 %
Multi-Service Campus	24	3,608	376,933	19.1 %	30,917	16.3 %	8.2 %
Seniors Housing	40	3,199	241,147	12.3 %	24,925	13.1 %	10.3 %
Total Net-Leased Assets[4]	224	23,421	$ 1,969,676	100.0 %	$ 189,981	100.0 %	9.6 %

(dollars in thousands)

As of December 31, 2020

Asset Type	Facilities	Operating Beds/Units	Investment[1]	% of Total Investment	Rent[6]	% of Total Rent	Current Yield[3]
Skilled Nursing	156	16,148	$ 1,292,812	72.4 %	$ 127,305	73.4 %	9.8 %
Multi-Service Campus	20	2,923	248,740	13.9 %	21,200	12.2 %	8.5 %
Seniors Housing	41	3,305	245,118	13.7 %	24,926	14.4 %	10.2 %
Total Net-Leased Assets[7]	217	22,376	$ 1,786,670	100.0 %	$ 173,431	100.0 %	9.7 %

Notes:

[1] Investment for pre-spin properties represents Ensign's and Pennant's gross book value. Investment for post-spin properties represents CareTrust REIT's cumulative capital investment. Capital investment includes purchase price, transaction costs and landlord-funded capital expenditures, if any.

[2] Rent represents December 2021 rent, annualized, and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to December 31, 2021, the initial or amended contractual cash rent is used.

[3] Current Yield represents Rent divided by Investment.

[4] All amounts exclude our one mezzanine loan receivable. Additionally, amounts exclude one property classified as held for sale as of September 30, 2021 and December 31, 2021 and two assisted living facilities under a short-term master lease as of December 31, 2021.

[5] Rent represents September 2021 rent, annualized, and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to September 30, 2021, the initial or amended contractual cash rent is used.

[6] Rent represents December 2020 rent, annualized, and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to December 31, 2020, the initial or amended contractual cash rent is used.

[7] All amounts exclude our one mezzanine loan receivable and one property classified as held for sale as of December 31, 2020 that was sold in February 2021.

See "Glossary" for additional information.

08

Rent Diversification by Tenant

(dollars in thousands)

	As of December 31, 2021[1]					
	Facilities	Operating Beds/Units	Investment[2]	% of Total Investment	Rent[3]	% of Total Rent
1 The Ensign Group	95	10,148	$ 551,931	28.0 %	$ 63,458	33.1 %
2 Priority Management Group	15	2,144	302,103	15.3 %	28,907	15.1 %
3 Cascadia Healthcare	13	1,136	122,765	6.2 %	11,956	6.2 %
4 Providence Group	8	1,044	129,041	6.5 %	10,585	5.5 %
5 Noble Senior Services	13	1,090	103,971	5.4 %	8,579	4.5 %
Total Top 5 Tenants	144	15,562	$ 1,209,811	61.4 %	$ 123,485	64.4 %
6 Covenant Care	7	935	85,628	4.3 %	8,306	4.3 %
7 Eduro Healthcare, LLC	8	835	87,402	4.4 %	8,252	4.3 %
8 The Pennant Group	11	1,193	57,165	2.9 %	8,033	4.2 %
9 Bayshire Senior Communities	5	596	79,115	4.0 %	6,334	3.3 %
10 Aspen Skilled Healthcare	2	319	76,757	3.9 %	5,502	2.9 %
Total Top 10 Tenants	177	19,440	$ 1,595,878	80.9 %	$ 159,912	83.4 %
All Other Tenants	47	3,992	$ 375,002	19.1 %	$ 31,720	16.6 %
Total	224	23,432	$ 1,970,880	100.0 %	$ 191,632	100.0 %

Notes:

[1] All amounts exclude our one mezzanine loan receivable. Additionally, amounts exclude one property classified as held for sale as of December 31, 2021 and two assisted living facilities under a short-term master lease as of December 31, 2021.

[2] Investment for pre-spin properties represents Ensign's and Pennant's gross book value. Investment for post-spin properties represents CareTrust REIT's cumulative capital investment. Capital investment includes purchase price, transaction costs and landlord-funded capital expenditures, if any.

[3] Rent represents December 2021 rent, annualized, and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to December 31, 2021, the initial or amended contractual cash rent is used.

09

Geographic Diversification (% of run-rate rent) 10 * Less than 1%. Note: Numbers are as of December 31, 2021 and exclude our one mezzanine loan receivable. Additionally, amounts exclude one property classified as held for sale as of December 31, 2021 and two assisted living facilities under a short-term master lease as of December 31, 2021. 7% 25% 21% 9% 7% 7% 4% 4% 3% 3% 3% 3% 2% 2% 2% 1% 1% 1% 1% 1% * * * * * * * *

Rent Diversification by State

(dollars in thousands)

Net-Leased Assets by State	Facilities	Operating Beds/Units	Investment[2]	% of Total Investment	Rent[3]	% of Total Rent
		As of December 31, 2021[1]				
1 California	40	4,856	$ 480,039	24.4 %	$ 48,567	25.3 %
2 Texas	43	5,472	395,723	20.1 %	39,792	20.8 %
3 Louisiana	8	1,164	180,587	9.2 %	16,864	8.8 %
4 Idaho	17	1,474	138,089	7.0 %	14,055	7.3 %
5 Arizona	11	1,352	60,753	3.1 %	12,782	6.7 %
Top 5 States	119	14,318	$ 1,255,191	63.8 %	$ 132,060	68.9 %
6 Ohio	13	1,320	157,345	8.0 %	8,424	4.4 %
7 Utah	13	1,374	85,071	4.3 %	7,478	3.9 %
8 Colorado	7	779	60,435	3.1 %	5,665	3.0 %
9 Iowa	15	970	53,488	2.7 %	5,005	2.6 %
10 Illinois	8	768	46,364	2.3 %	4,898	2.6 %
Top 10 States	175	19,529	$ 1,657,894	84.2 %	$ 163,530	85.4 %
All Other States	49	3,903	$ 312,986	15.8 %	$ 28,102	14.6 %
Total	224	23,432	$ 1,970,880	100.0 %	$ 191,632	100.0 %

Notes:

[1] All amounts exclude our one mezzanine loan receivable. Additionally, amounts exclude one property classified as held for sale as of December 31, 2021 and two assisted living facilities under a short-term master lease as of December 31, 2021.

[2] Investment for pre-spin properties represents Ensign's and Pennant's gross book value. Investment for post-spin properties represents CareTrust REIT's cumulative capital investment. Capital investment includes purchase price, transaction costs and landlord-funded capital expenditures, if any.

[3] Rent represents December 2021 rent, annualized, and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to December 31, 2021, the initial or amended contractual cash rent is used.

11

Lease Maturities

(dollars in thousands)

As of December 31, 2021[1]

Lease Maturity Year[2]	Investment[3]	% of Total Investment	Rent[4]	% of Total Rent
2024	$ 15,800	0.8 %	$ 1,492	0.8 %
2027	41,896	2.1 %	4,792	2.5 %
2028	4,909	0.2 %	445	0.2 %
2029	114,116	5.8 %	8,797	4.6 %
2030	207,182	10.5 %	19,311	10.1 %
2031	534,876	27.1 %	52,700	27.5 %
2032	181,442	9.2 %	17,482	9.1 %
2033	214,319	10.9 %	23,887	12.5 %
2034	414,053	21.0 %	39,391	20.6 %
2036	146,487	7.4 %	13,524	7.1 %
2038	95,800	5.0 %	9,811	5.0 %
Total	$ 1,970,880	100.0 %	$ 191,632	100.0 %



% of Total Rent
Lease Maturity Year
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
—
—
0.8%
—
—
2.5%
0.2%
4.6%
10.1%
27.5%
9.1%
12.5%
20.6%
—
7.1%
—
5.0%

Notes:

[1] All amounts exclude our one mezzanine loan receivable. Additionally, amounts exclude one property classified as held for sale as of December 31, 2021 and two assisted living facilities under a short-term master lease as of December 31, 2021.

[2] Lease Maturity Year represents the scheduled expiration year of the primary term of the lease and does not include tenant extension options or purchase options, if any.

[3] Investment for pre-spin properties represents Ensign's and Pennant's gross book value. Investment for post-spin properties represents CareTrust REIT's cumulative capital investment. Capital investment includes purchase price, transaction costs and landlord-funded capital expenditures, if any.

[4] Rent represents December 2021 rent, annualized, and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to December 31, 2021, the initial or amended contractual cash rent is used.

12

Tenant Purchase Options 13 Notes: [1] Option type includes: A - Fixed base price plus a specified share on any appreciation. B - Fixed base price. C- Fixed capitalization rate on lease revenue. [2] Rent represents December 2021 rent, annualized, and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to December 31, 2021, the initial or amended contractual cash rent is used. [3] Includes one property classified as held for sale as of December 31, 2021. [4] Option window is open for six months. [5] Purchase option reflects two option types. (dollars in thousands) As of December 31, 2021 Asset Type Properties Lease Expiration Next Option Open Date Option Type[1] Current Cash Rent % of Total Rent[2] ALF 7 [3] October 2034 1/1/2022 [4] A $ 3,383 1.76 % SNF 11 November 2030 1/1/2022 [4] C 4,944 2.57 % SNF 1 March 2029 4/1/2022 B / C [5] 779 0.41 % SNF / Campus 2 October 2032 1/1/2023 B 1,028 0.54 % SNF 4 November 2034 12/1/2024 B 3,796 1.98 % ALF 2 October 2034 1/1/2026 A 1,598 0.83% 8.09%

Consolidated Income Statements 14 (amounts in thousands, except per share data) For the Three Months Ended December 31, For the Twelve Months Ended December 31, 2021 2020 2021 2020 Revenues: Rental income $ 49,118 $ 43,605 $ 190,195 $ 173,612 Independent living facilities — 203 — 2,077 Interest and other income 619 329 2,156 2,643 Total revenues 49,737 44,137 192,351 178,332 Expenses: Depreciation and amortization 14,056 13,275 55,340 52,760 Interest expense 5,689 5,579 23,677 23,661 Property taxes 1,108 657 3,574 2,836 Independent living facilities — 209 — 1,869 General and administrative 10,738 3,381 26,874 16,302 Total expenses 31,591 23,101 109,465 97,428 Other income (loss): Loss on extinguishment of debt — — (10,827) — Gain (loss) on sale of real estate 115 19 (77) (37) Total other income (loss) 115 19 (10,904) (37) Net income $ 18,261 $ 21,055 $ 71,982 $ 80,867 Earnings per common share: Basic $ 0.19 $ 0.22 $ 0.74 $ 0.85 Diluted $ 0.19 $ 0.22 $ 0.74 $ 0.85 Weighted-average number of common shares: Basic 96,297 95,215 96,017 95,200 Diluted 96,552 95,244 96,092 95,207 Dividends declared per common share $ 0.265 $ 0.25 $ 1.06 $ 1.00

See "Glossary" for additional information. Reconciliation of EBITDA, FFO and FAD 15 (amounts in thousands) Quarter Ended December 31, 2020 Quarter Ended March 31, 2021 Quarter Ended June 30, 2021 Quarter Ended September 30, 2021 Quarter Ended December 31, 2021 Net income $ 21,055 $ 20,486 $ 21,317 $ 11,918 $ 18,261 Depreciation and amortization 13,275 13,473 13,843 13,968 14,056 Interest expense 5,579 5,762 6,534 5,692 5,689 Amortization of stock-based compensation 971 1,585 1,810 1,802 5,635 EBITDA 40,880 41,306 43,504 33,380 43,641 Lease termination revenue (73) (63) — — — Property operating expenses — — — — 8 (Gain) loss on sale of real estate (19) 192 — — (115) Non-routine transaction costs — — — — 1,418 Loss on extinguishment of debt — — — 10,827 — Normalized EBITDA $ 40,788 $ 41,435 $ 43,504 $ 44,207 $ 44,952 Net income $ 21,055 $ 20,486 $ 21,317 $ 11,918 $ 18,261 Real estate related depreciation and amortization 13,268 13,466 13,837 13,964 14,051 (Gain) loss on sale of real estate (19) 192 — — (115) Funds from Operations (FFO) 34,304 34,144 35,154 25,882 32,197 Effect of the senior unsecured notes payable redemption — — 642 — — Lease termination revenue (73) (63) — — — Property operating expenses — — — — 8 Accelerated amortization of stock-based compensation — — — — 3,696 Non-routine transaction costs — — — — 1,418 Loss on extinguishment of debt — — — 10,827 — Normalized FFO $ 34,231 $ 34,081 $ 35,796 $ 36,709 $ 37,319

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method. See "Glossary" for additional information. Reconciliation of EBITDA, FFO and FAD (continued) 16 (amounts in thousands, except per share data) Quarter Ended December 31, 2020 Quarter Ended March 31, 2021 Quarter Ended June 30, 2021 Quarter Ended September 30, 2021 Quarter Ended December 31, 2021 Net income $ 21,055 $ 20,486 $ 21,317 $ 11,918 $ 18,261 Real estate related depreciation and amortization 13,268 13,466 13,837 13,964 14,051 Amortization of deferred financing fees 488 487 495 519 521 Amortization of stock-based compensation 971 1,585 1,810 1,802 5,635 Straight-line rental income (12) (12) (8) (6) (6) (Gain) loss on sale of real estate (19) 192 — — (115) Funds Available for Distribution (FAD) 35,751 36,204 37,451 28,197 38,347 Effect of the senior unsecured notes payable redemption — — 642 — — Lease termination revenue (73) (63) — — — Property operating expenses — — — — 8 Non-routine transaction costs — — — — 1,418 Loss on extinguishment of debt — — — 10,827 — Normalized FAD $ 35,678 $ 36,141 $ 38,093 $ 39,024 $ 39,773 FFO per share $ 0.36 $ 0.36 $ 0.36 $ 0.27 $ 0.33 Normalized FFO per share $ 0.36 $ 0.36 $ 0.37 $ 0.38 $ 0.39 FAD per share $ 0.37 $ 0.38 $ 0.39 $ 0.29 $ 0.40 Normalized FAD per share $ 0.37 $ 0.38 $ 0.40 $ 0.40 $ 0.41 Diluted weighted average shares outstanding [1] 95,429 95,621 96,366 96,592 96,646

Consolidated Balance Sheets 17 (amounts in thousands) December 31, 2021 December 31, 2020 Assets: Real estate investments, net $ 1,589,971 $ 1,448,099 Other real estate investments 15,155 15,000 Assets held for sale, net 4,835 7,226 Cash and cash equivalents 19,895 18,919 Accounts and other receivables 2,418 1,823 Prepaid expenses and other assets, net 7,512 10,450 Deferred financing costs, net 1,062 2,042 Total assets $ 1,640,848 $ 1,503,559 Liabilities and Equity: Senior unsecured notes payable, net $ 394,262 $ 296,669 Senior unsecured term loan, net 199,136 198,925 Unsecured revolving credit facility 80,000 50,000 Accounts payable, accrued liabilities and deferred rent liabilities 25,408 19,572 Dividends payable 26,285 24,251 Total liabilities 725,091 589,417 Equity: Common stock 963 952 Additional paid-in capital 1,196,839 1,164,402 Cumulative distributions in excess of earnings (282,045) (251,212) Total equity 915,757 914,142 Total liabilities and equity $ 1,640,848 $ 1,503,559

Notes: [1] Net Debt to Annualized Normalized Run Rate EBITDA compares net debt as of the last day of the quarter to Annualized Normalized Run Rate EBITDA for the quarter which assumes investments closed during the quarter occurred on the first day of the quarter. See “Financials & Filings – Quarterly Results” on the Investors section of our website at http://investor.caretrustreit.com for reconciliations of Normalized EBITDA and Normalized Run Rate EBITDA to the most directly comparable GAAP measure for the periods presented. [2] Net Debt to Enterprise Value compares net debt as of the last day of the quarter to CareTrust REIT’s Enterprise Value as of the last day of the quarter. See “Glossary” for additional information. Net Debt to Enterprise Value [2]Net Debt to Annualized Normalized Run Rate EBITDA [1] Key Debt Metrics 18 3.2 3.3 3.3 3.4 3.2 3.1 3.2 3.7 3.7 3.7 3.7 06/30/19 09/30/19 12/31/19 03/31/20 06/30/20 09/30/20 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 19.1% 19.9% 21.2% 28.0% 23.1% 22.0% 20.0% 22.1% 22.1% 25.1% 23.0% 06/30/19 09/30/19 12/31/19 03/31/20 06/30/20 09/30/20 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21

Notes: [1] Funds can be borrowed at applicable LIBOR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%. [2] Funds can be borrowed at applicable LIBOR plus 1.10% to 1.55% or at the Base Rate (as defined) plus 0.10% to 0.55%. [3] Maturity date assumes exercise of two, 6-month extension options. [4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet. Debt Maturity Schedule Debt Summary 19 — — $80,000 — $200,000 — $400,000 202 2 202 3 202 4 202 5 202 6 202 7 202 8 Debt Maturity Year Pri nci pa l (dollars in thousands) December 31, 2021 Debt Interest Rate Maturity Date Principal % of Principal Deferred Loan Costs Net Carrying Value Fixed Rate Debt Senior unsecured notes payable 3.875% 2028 $ 400,000 58.8% $ (5,738) $ 394,262 Floating Rate Debt Senior unsecured term loan 1.601% [1] 2026 200,000 29.4% (864) 199,136 Unsecured revolving credit facility 1.201% [2] 2024 [3] 80,000 11.8% — [4] 80,000 1.487% 280,000 41.2% (864) 279,136 Total Debt 2.892% $ 680,000 100.0% $ (6,602) $ 673,398

Notes: [1] Represents average offering price per share for follow-on equity offerings. [2] As of December 31, 2021, CareTrust REIT had $476.5 million available for future issuances under the ATM Program. Follow-On Equity Offering Activity At-the-Market Offering Activity Equity Capital Transactions 20 2015 2016 2019 Q1 Q2 Q3 Q4 Total Number of Shares (000s) 16,330 — 9,775 — 6,325 16,100 6,641 Public Offering Price per Share $ 10.50 $ — $ 11.35 $ — $ 13.35 $ 12.14 [1] $ 23.35 Gross Proceeds (000s) $ 171,465 $ — $ 110,946 $ — $ 84,439 $ 195,385 $ 155,073 2016 2017 2018 2019 2020 2021[2] Q1 Q2 Q3 Q4 Total Number of Shares (000s) 924 10,574 10,265 2,459 — 702 288 — — 990 Average Price per Share $ 15.31 $ 16.43 $ 17.76 $ 19.48 $ — $ 23.62 $ 24.05 $ — $ — $ 23.74 Gross Proceeds (000s) $ 14,147 $ 173,760 $ 182,321 $ 47,893 $ — $ 16,579 $ 6,926 $ — $ — $ 23,505

Notes: [1] Normalized FFO Payout Ratio represents dividends declared divided by Normalized FFO, in each case for the applicable quarter. [2] See “Financials & Filings - Quarterly Results” on the Investors section of our website at http://investor.caretrustreit.com for a reconciliation of Normalized FFO and Normalized FFO per Share to the most directly comparable GAAP measure for the periods presented. See Glossary for additional information. Dividend History Normalized FFO Payout Ratio [1][2] Normalized FFO per Share [2] Normalized FFO [2] (in millions) Other Financial Highlights 21 $0.225 $0.225 $0.225 $0.250$0.250$0.250$0.250 $0.265 $0.265 $0.265 $0.265 06/30/19 09/30/19 12/31/19 03/31/20 06/30/20 09/30/20 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 64.3% 64.3% 66.2% 73.5% 73.5% 73.5% 69.4% 73.6% 71.6% 69.7% 67.9% 06/30/19 09/30/19 12/31/19 03/31/20 06/30/20 09/30/20 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 $0.35 $0.35 $0.34 $0.34 $0.34 $0.34 $0.36 $0.36 $0.37 $0.38 $0.39 06/30/19 09/30/19 12/31/19 03/31/20 06/30/20 09/30/20 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21 $33.1 $33.6 $32.5 $32.3 $32.1 $32.5 $34.2 $34.1 $35.8 $36.7 $37.3 06/30/19 09/30/19 12/31/19 03/31/20 06/30/20 09/30/20 12/31/20 03/31/21 06/30/21 09/30/21 12/31/21

Funds from Operations (“FFO”) Net income, excluding gains and losses from dispositions of real estate or other real estate, before real estate depreciation and amortization and real estate impairment charges. CareTrust REIT calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts.[2] HHS Relief Funds Provider relief funds distributed by the Department of Health and Human Services as part of the CARES act to support healthcare providers’ battle against the COVID-19 outbreak. Healthcare providers received four payments over three phases of general distributions. Does not include funds as part of Medicaid’s Federal Medical Assistance Percentage (“FMAP”), Medicare’s Sequestration “Holiday” or Paycheck Protection Program loans (“PPP”). Independent Living Facilities (“ILFs”) Also known as retirement communities or senior apartments, ILFs are not healthcare facilities. ILFs typically consist of entirely self-contained apartments, complete with their own kitchens, baths and individual living spaces, as well as parking for tenant vehicles. They are most often rented unfurnished, and generally can be personalized by the tenants, typically an individual or a couple over the age of 55. These facilities offer various services and amenities such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, and on-site security. Assisted Living Facilities (“ALFs”) Licensed healthcare facilities that provide personal care services, support and housing for those who need help with daily living activities, such as bathing, eating and dressing, yet require limited medical care. The programs and services may include transportation, social activities, exercise and fitness programs, beauty or barber shop access, hobby and craft activities, community excursions, meals in a dining room setting and other activities sought by residents. These facilities are often in apartment-like buildings with private residences ranging from single rooms to large apartments. Certain ALFs may offer higher levels of personal assistance for residents requiring memory care as a result of Alzheimer’s disease or other forms of dementia. Levels of personal assistance are based in part on local regulations.  EBITDA Net income before interest expense, income tax, depreciation and amortization and amortization of stock-based compensation.[1] EBITDAR Net income before interest expense, income tax, depreciation, amortization and cash rent, after applying a standardized management fee (5% of facility operating revenues). EBITDAR Coverage Aggregate EBITDAR produced by all facilities under a master lease (or other grouping) for the trailing twelve-month period ended September 30, 2021 divided by the base rent payable to CareTrust REIT under such master lease (or other grouping) for the same period; provided that if the master lease has been amended to change the base rent during or since such period, then the aggregate EBITDAR for such period is divided by the annualized monthly base rent currently in effect. EBITDAR reflects the application of a standard 5% management fee. In addition, we may exclude from coverage disclosures those facilities which are (i) classified as Held for Sale, (ii) temporarily on Special Focus Facility (SFF) status, (iii) undergoing significant renovations that necessarily result in a material reduction in occupancy, or (iv) have been acquired for or recently transferred to new operators for turnaround and are pre-stabilized. EBITDARM Earnings before interest expense, income tax, depreciation, amortization, cash rent, and a standardized management fee (5% of facility operating revenues). EBITDARM Coverage Aggregate EBITDARM produced by all facilities under a master lease (or other grouping) for the trailing twelve- month period ended September 30, 2021 divided by the base rent payable to CareTrust REIT under such master lease (or other grouping) for the same period; provided that if the master lease has been amended to change the base rent during or since such period, then the aggregate EBITDARM for such period is divided by the annualized monthly base rent currently in effect. In addition, we may exclude from coverage disclosures those facilities which are (i) classified as Held for Sale, (ii) temporarily on Special Focus Facility (SFF) status, (iii) undergoing significant renovations that necessarily result in a material reduction in occupancy, or (iv) have been acquired for or recently transferred to new operators for turnaround and are pre- stabilized. Enterprise Value Share price multiplied by the number of outstanding shares plus total outstanding debt minus cash, each as of a specified date. Funds Available for Distribution (“FAD”) FFO, excluding straight-line rental income adjustments, amortization of deferred financing fees and stock-based compensation expense.[2] Glossary 22

Multi-Service Campus Facilities that include a combination of Skilled Nursing beds and Seniors Housing units, including Continuing Care Retirement Communities. Normalized EBITDA EBITDA, adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, such as real estate impairment charges, provision for loans, provision for doubtful accounts and lease restructuring, recovery of previously reversed rent, lease termination revenue, property operating expenses, non- routine transaction costs, loss on extinguishment of debt and gains or losses from dispositions of real estate or other real estate.[1] Normalized FAD FAD, adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, such as provision for loans, provision for doubtful accounts and lease restructuring, effect of the senior unsecured notes payable redemption, recovery of previously reversed rent, lease termination revenue, non- routine transaction costs, loss on extinguishment of debt and property operating expenses.[2] Normalized FFO FFO, adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, such as provision for loans, provision for doubtful accounts and lease restructuring, effect of the senior unsecured notes payable redemption, recovery of previously reversed rent, lease termination revenue, accelerated amortization of stock-based compensation, non-routine transaction costs, loss on extinguishment of debt and property operating expenses.[2] Seniors Housing Includes ALFs, ILFs, dedicated memory care facilities and similar facilities. Skilled Nursing or Skilled Nursing Facilities (“SNFs”) Licensed healthcare facilities that provide restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at an acute care hospital or long-term acute care hospital. Treatment programs include physical, occupational, speech, respiratory, ventilator, and wound therapy. Notes: [1] EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs. [2] CareTrust REIT believes FAD, FFO, Normalized FAD, and Normalized FFO (and their related per-share amounts) are important non-GAAP supplemental measures of its operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, even though real estate values have historically risen or fallen with market and other conditions. Moreover, by excluding items not indicative of ongoing results, Normalized FAD and Normalized FFO can facilitate meaningful comparisons of operating performance between periods and between other companies. However, FAD, FFO, Normalized FAD, and Normalized FFO (and their related per-share amounts) do not represent cash flows from operations or net income attributable to shareholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. Glossary 23